SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2009
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     Waste Management, Inc. (the “Company”) issued a press release this morning, February 12, 2009, announcing its earnings for the fiscal quarter and full year ended December 31, 2008. A copy of the press release is attached hereto as exhibit 99.1.
     Additionally, as previously announced, the Company is holding a conference call, open to the public, to discuss these results, from 9:00 a.m. to 10:00 a.m. Central time this morning. The call will be webcast live, and may be heard by accessing the Company’s website at www.wm.com. You may also listen to the call by calling (877) 710-6139 and entering the access code 80418207.  A replay of the conference call will be available through 4:00 p.m. Central time on February 26, 2009. The replay of the call may be heard over the Internet, by accessing the Company’s website at www.wm.com, or by telephone by dialing 800-642-1687 and entering conference code 80418207.
     On the conference call, management of the Company is expected to discuss its results of operations and projections using certain non-GAAP financial measures that are disclosed in the press release attached as exhibit 99.1. The Company has provided an explanation of its use of such non-GAAP measures, as well as a reconciliation of each of those measures to the most comparable GAAP measures, in the press release and the schedules thereto.
     Additionally, it is expected that management will discuss the effect that lower prices and demand for recycling commodities had on the Company’s results of operations. Management believes that providing results of operations without the effect of recycling is important to show investors the significant impact the markets for recycling commodities have had on our business. Shown below is a reconciliation of the Company’s reported net income and diluted earnings per share to the as adjusted amounts (in millions, except per share amounts).

	Quarter Ended		Quarter Ended
	December 31, 2008		December 31, 2007
	After-tax	Per Share	After-tax	Per Share
	Amount	Amount	Amount	Amount
Net income and Diluted EPS, as reported	$218	$0.44	$309	$0.61

Adjustments to Net income and Diluted EPS:
Multi-employer pension withdrawal costs	13	0.03	—	—
Landfill operating costs — changes in risk-free interest rates	16	0.03	—	—
Benefit from income tax related items	(6)	(0.01)	(31)	(0.06)
(Income) from divestitures, asset impairments and unusual items	—	—	(7)	(0.02)
Labor disruptions	—	—	5	0.01

Net income and Diluted EPS, as adjusted	$241	$0.49	$276	$0.54

Further adjusted for negative impact of Recycling	38	0.08	—	—

Net income and Diluted EPS, as further adjusted	$279	$0.57	$276	$0.54

     Management also will discuss certain operating margins on an adjusted basis. By excluding items that we do not believe to be operational in nature, investors are able to view the business in the same manner that management does and evaluate our performance without the effect of costs for items we do not believe are indicative of our performance.
     Shown below is the reconciliation of income from operations as a percentage of revenues on an as reported basis to the adjusted measure management is expected to discuss (in millions):
Adjusted Income from operations as a percent of Revenues

	Years Ended
	2008	2007
As reported:
Operating revenues	$13,388	$13,310
Income from operations	$2,234	$2,254

Income from operations as a percent of Revenues	16.7%	16.9%

Adjustments to Income from operations:
Multi-employer pension withdrawal costs	$39	$—
Landfill operating costs — changes in risk-free interest rates	33	—
(Income) from divestitures, asset impairments and unusual items	(23)	(46)
Labor disruptions	8	37
Restructuring	—	9

As adjusted:
Operating revenues	$13,388	$13,310
Income from operations	$2,291	$2,254

Adjusted Income from operations as a percent of Revenues	17.1%	16.9%

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1:      Press Release dated February 12, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: February 12, 2009	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated February 12, 2009